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

                          EXHIBIT INDEX

            (Exhibits being filed with this Form 10-K)


     (10) Material contracts:


          (10)(f)   1994 Non-Employee Directors'
                    Stock Option Plan.

          (10)(i)   (1) Form of Change in Control
                    Agreement between the Company and
                    various officers of the Company
                    (incorp. by ref. to Ex. 10(h) to
                    fiscal 1992 Form 10-K and (2) list of
                    executive officers who are parties.


          (10)(j)   Employment-Severance Arrangement
                    between the Company and William E.
                    Chandler.


     (11)      Statement re:  computation of per share earnings.


     (21)      Subsidiaries.


     (23)      Consent of Coopers and Lybrand to
               incorporation by reference, in
               Registration Statement No.s 33-70660,
               33-25947, 33-6359 and 2-83144 on Form S-8,
               of their report on the consolidated financial statements and schedules included in this report.
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